Exhibit 1(hh)

BLACKROCK VARIABLE SERIES FUNDS, INC.

ARTICLES OF AMENDMENT

BLACKROCK VARIABLE SERIES FUNDS, INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation desires to amend its charter as currently in effect.

SECOND: Pursuant to Section 2-605 of the Maryland General Corporation Law, the charter of the Corporation is hereby amended by renaming each Series the Corporation as set forth below:

Current Name of Series and Class	New Name of Series and Class

BlackRock Bond V.I. Fund	BlackRock Total Return V.I. Fund

THIRD: These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation and are limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law and are therefore made without action by the stockholders.

FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

FIFTH: As amended hereby, the Corporation’s charter shall remain in full force and effect.

SIXTH: These Articles of Amendment shall be effective as of the 10th day of December, 2007.

IN WITNESS WHEREOF, BLACKROCK VARIABLE SERIES FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary as of the 10th day of December, 2007.

BLACKROCK VARIABLE SERIES FUNDS, INC.

By: /s/ Donald C. Burke

Donald C. Burke, President

Witness:

/s/ Denis R. Molleur
Denis R. Molleur, Assistant Secretary

THE UNDERSIGNED, President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

/s/ Donald C. Burke

Donald C. Burke, President

ACTIVE 256241325v.1